UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 15, 2015
Rosetta Stone Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

703-387-5800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On April 13, 2015, the Board of Directors of Rosetta Stone Inc. (the "Company") unanimously voted to increase the size of its Board to nine members and appointed David Nierenberg as a director effective April 15, 2015. Mr. Nierenberg was assigned to Class I of Rosetta Stone’s classified board.  The next election of Class I directors will be at the 2016 annual meeting of the Company’s stockholders.

Mr. Nierenberg is the President of Nierenberg Investment Management Company, Inc. and Nierenberg Investment Management Offshore, Inc., each of which serves as the general partner of several investment funds (the "Funds") that own shares of Rosetta Stone common stock ("Shares"). The Funds in the aggregate beneficially own 1,513,795 shares, constituting approximately 7.0% of the outstanding Shares.

As a director, Mr. Nierenberg will participate in the standard non-employee director compensation arrangements described on pages 13 through 14 of the Company’s 2014 Proxy Statement filed with the Securities and Exchange Commission on April 10, 2014, except that the annual grant of equity for non-employee directors was increased in May 2014 to an annual grant of equity with a fair market value as of the date of grant of $110,000 comprising the equivalent to $55,000 in restricted stock units and $55,000 in stock options, subject to the terms of the 2009 Omnibus Incentive Plan, as amended, and the applicable form of award agreement. Mr. Nierenberg's award will be pro-rated for services to be rendered through the Company’s 2015 Annual Meeting of Stockholders.  Pursuant to the terms of the partnership agreements governing the Funds, all compensation payable by the Company to Mr. Nierenberg is required to be assigned to the Funds. Mr. Nierenberg also will receive the same indemnification as the Company’s other non-employee directors, pursuant to an agreement in the form of that filed as an exhibit to the Company's Registration Statement on Form S-1, as amended (File No. 333-153632).

At the time of this filing, the Company expects that Mr. Nierenberg will be named to one or more committees of the Board of Directors, but has not made a determination as to which, if any, committees Mr. Nierenberg is to be named.

There are no transactions reportable under Regulation S-K Item 404(a).

A copy of the press release in which his appointment was announced is attached hereto as Exhibit 99.1 to this report.

Item 9.01.                                       Financial Statements and Exhibits.

(d)                                Exhibits.

99.1                       Press Release dated April 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2015		ROSETTA STONE INC.

	By:	/s/ Sonia G. Cudd
		Name:	Sonia G. Cudd
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 16, 2015